UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

_____________

FORM 8-K

_____________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 26, 2017

Avenue Therapeutics, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-55556 (Commission File Number)	47-4113275 (IRS Employer Identification No.)

2 Gansevoort Street, 9th Floor
New York, New York 10014

(Address of Principal Executive Offices)

(781) 652-4500

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act.
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act.
☐	Pre-commencement communications pursuant to Rule 14d-2b under the Exchange Act.
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 26, 2017, the Board of Directors (the “Board”) and stockholders of Avenue Therapeutics, Inc. (the “Company”) adopted an amendment and restatement (the “Amendment”) to the Second Amended and Restated Certificate of Incorporation of the Company (the “Charter”). The Amendment became effective immediately upon its adoption on June 26, 2017. The Board amended the Charter to revise Article 4 thereof in order to effect a reverse stock split (the “Reverse Stock Split”), pursuant to which every three (3) shares of the Company’s Common Stock issued and outstanding immediately prior to the effective time of the Reverse Stock Split was automatically combined into one share of fully-paid and nonassessable Company Common Stock.

The foregoing description of the Third Amended and Restated Certificate of Incorporation is qualified in its entirety by reference to the Third Amended and Restated Certificate of Incorporation, which are filed as Exhibit 3.1 hereto and incorporated herein by reference. Article IV of the Third Amended and Restated Certificate of Incorporation reflect the changes described above.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are filed as part of this report:

Exhibit Number	Description

3.1	Third Amended and Restated Certificate of Incorporation of Avenue Therapeutics, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVENUE THERAPEUTICS, INC.
(Registrant)

Date: June 27, 2017	By:	/s/ Lucy Lu, M.D.
	Name:	Lucy Lu, M.D.
	Title:	Chief Executive Officer and President

INDEX TO EXHIBITS

Exhibit
Number	Description

3.1	Third Amended and Restated Certificate of Incorporation of Avenue Therapeutics, Inc.